                                                                Exhibit 22(d)(5)

                                                              Dated May 24, 2004

                              Amended and Restated
                                   Schedule A
                                     to the
                          Investment Advisory Agreement
                                     Between
           First Focus Funds, Inc. (formerly First Omaha Funds, Inc.)
                                       and
                          First National Bank of Omaha
                          dated as of December 20, 1994

Name of Company                        Compensation*                 Date
---------------                        -------------                 ----
First Focus Core Equity Fund    Annual rate of seventy-        December 20, 1994
                                five one-hundredths of
                                one percent (.75%) of the
                                average daily net assets
                                of such Company

First Focus Short/              Annual rate of fifty           December 20, 1994
Intermediate Bond Fund          one-hundredths of
                                one percent (.50%) of the
                                average daily net assets
                                of such Company

First Focus Small Company       Annual rate of eighty-five     December 5, 1995
Fund                            one-hundredths of one
                                percent (.85%) of the
                                average daily net assets
                                of such Company

First Focus Balanced Fund       Annual rate of seventy-five    June 4, 1996
                                one-hundredths of one
                                percent (.75%) of the
                                average daily net assets
                                of such Company

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*  All fees are computed daily and paid monthly

First Focus Income Fund             Annual rate of sixty        March 9, 2001
                                    one-hundredths of one
                                    percent (.60%) of the
                                    average daily net assets
                                    of such Company

First Focus Nebraska Tax-Free       Annual rate of seventy      March 9, 2001
Fund                                one-hundredths of one
                                    percent (.70%) of the
                                    average daily net assets
                                    of such Company

First Focus International Equity    Annual rate of  one         April 15, 2002
Fund                                percent (1.00%) of the
                                    average daily net assets
                                    of such Company

                                        FIRST FOCUS FUNDS, INC.

                                        By:    /s/David P. Greer
                                               ---------------------------------
                                        Name:  David P. Greer
                                        Title: President

                                        FIRST NATIONAL BANK OF OMAHA (acting
                                        through its division, FNB Fund Advisors)

                                        By:    /s/Stephen Frantz
                                               ---------------------------------
                                        Name:  Stephen Frantz
                                        Title: Chief Investment Officer
                                               FNB Fund Advisors

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*  All fees are computed daily and paid monthly